UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Imago BioSciences, Inc.

(Name of Registrant as Specified in its Charter)

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Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting paper materials. Imago BioSciences, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Wednesday, June 1, 2022 11:30 AM, Pacific Time Annual Meeting to be held via live webcast—please visit www.proxydocs.com/IMGO for more details You must register in advance by visiting www.proxydocs.com/IMGO in order to attend the Annual Meeting and vote. SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/IMGO TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/IMGO If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 20, 2022. Imago BioSciences, Inc. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 1, 2022 For Stockholders of record as of April 5, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the company’s proxy statement and 2021 annual report, and to obtain directions to attend the meeting, go to: www.proxydocs.com/IMGO. To vote your proxy, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903

Imago BioSciences, Inc. Annual Meeting of Stockholders PROPOSAL 1. To elect Dennis Henner as a Class I Director to serve until the 2025 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified; 1.01 Dennis Henner 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF PROPOSALS 1 AND 2